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SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

RELATING TO ADOPTION OF A RIGHTS PLAN

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2001 (June 6, 2001)

CV THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-21643 (Commission File No.)	43-1570294 (IRS Employer Identification No.)

3172 Porter Drive
Palo Alto, CA 94304
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (650) 812-0585

Item 5. Other Events.

    On June 6, 2001, CV Therapeutics, Inc. (the "Company") priced its offering of 2,020,203 shares (the "Shares") of its Common Stock at $49.50 per Share. Attached hereto as an exhibit to this Current Report of Form 8-K is the Underwriting Agreement, dated June 6, 2001, by and between the Company and SG Cowen Securities Corporation relating to the issuance and sale of the Shares.

Item 7. Exhibits.

1.1	Underwriting Agreement, dated June 6, 2001, by and between the Company and SG Cowen Securities Corporation

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CV Therapeutics, Inc.
Dated: June 12, 2001	By:	/s/ Tricia Borga Suvari Its: Vice President, General Counsel and Assistant Secretary

INDEX TO EXHIBITS

1.1	Underwriting Agreement, dated June 6, 2001, by and between the Company and SG Cowen Securities Corporation

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Item 5. Other Events.
Item 7. Exhibits.
Signature
Index to Exhibits